CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our reports dated October 24, 2024, relating to the financial statements and financial highlights of FT Vest Buffered Allocation Growth ETF, FT Vest Buffered Allocation Defensive ETF, FT Vest Laddered Deep Buffer ETF, FT Vest Laddered Nasdaq Buffer ETF, FT Vest Laddered Buffer ETF, FT Vest Nasdaq-100® Buffer ETF - March, FT Vest Nasdaq-100® Buffer ETF - June, FT Vest Nasdaq-100® Buffer ETF - September, FT Vest Nasdaq-100® Buffer ETF - December, FT Vest Nasdaq-100® Conservative Buffer ETF - April, FT Vest Nasdaq-100® Conservative Buffer ETF - July, FT Vest Nasdaq-100® Moderate Buffer ETF - May, FT Vest Nasdaq-100® Moderate Buffer ETF - August, FT Vest International Equity Moderate Buffer ETF - March, FT Vest International Equity Moderate Buffer ETF - June, FT Vest International Equity Moderate Buffer ETF - September, and FT Vest International Equity Moderate Buffer ETF - December, our reports dated October 25, 2024, relating to the financial statements and financial highlights of FT Vest Laddered Small Cap Moderate Buffer ETF, and FT Vest Laddered Moderate Buffer ETF, appearing in Form N-CSR for First Trust Exchange-Traded Fund VIII as of and for the period ended August 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Additional Information,” “Miscellaneous Information” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 26, 2024